Exhibit 10.43 to

Form 10-K

Certegy Inc.

CONFIDENTIAL TREATMENT REQUESTED.

CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN

REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE

COMMISSION, AND THE SPECIFIC PORTIONS THAT THE REGISTRANT

DESIRES TO BE KEPT CONFIDENTIAL HAVE BEEN MARKED WITH ***

AT THE REDACTED PORTION AND FOOTNOTED “CONFIDENTIAL

MATERIAL REDACTED AND FILED SEPARATELY WITH THE

COMMISSION” THE REGISTRANT HAS ALSO MARKED THE EXHIBIT

INDEX TO THE FORM 10-K TO INDICATE CONFIDENTIAL TREATMENT

HAS BEEN REQUESTED FOR CERTAIN PORTIONS OF THE EXHIBITS.

Transaction Document                                  February 25, 2003

CERTEGY/IBM CONFIDENTIAL

CERTEGY/IBM

Master Agreement for Operations Support Services

Transaction Document #03-01

(United States)

1.0	Introduction

This Transaction Document, effective as of March 5, 2003 (the “Effective Date”), is entered into by Certegy Inc., a corporation having its primary place of business at 11720 Amber Park Drive, Alpharetta, Georgia 30004 (“Certegy”), and International Business Machines Corporation (“IBM”), having offices located at Route 100, Somers, New York 10589. The Services (as defined herein) will be provided by IBM to Certegy under the terms and conditions of the Master Agreement for Operations Support Services dated June 29, 2001 between Certegy and IBM, as amended from time to time (the “Master Agreement”), and this Transaction Document, its Supplement and its Schedules A through V attached hereto for each Tower (this “Transaction Document”). Terms and conditions that are specific to this Transaction Document, but do not deviate from or conflict with the provisions of the Master Agreement, are set forth in Section 4.0 hereof entitled “Transaction Unique Terms.” Terms and conditions of this Transaction Document that deviate from or are in conflict with the Master Agreement are set forth in Section 5.0 hereof entitled “Deviations from Terms of the Master Agreement.” In the event of a conflict between the provisions of this Transaction Document and the Master Agreement, the provisions of the Master Agreement shall be controlling except for the deviating and conflicting provisions set forth in Section 5.0 hereof, which will control over the provisions of the Master Agreement.

2.0	Definitions

Terms capitalized herein but not defined herein shall have the meaning set forth in the Master Agreement and the Schedules attached hereto. Terms capitalized and defined herein shall have the meaning set forth herein.

a.	Commencement Date has the meaning set forth in Section 4.1 herein.

b.	Contract Year means the consecutive twelve month period beginning September 1 continuing through August 31 of the following year during the Term of this Transaction Document. The first Contract Year shall begin on September 1, 2003.

c.	Custom Utility Software means code which causes the Applications Software and/or Systems Software and/or the Machines and/or Services to function, operate and/or communicate as part of an integrated compatible system in connection with the Services.

d.	Customer Data means any information contained in a Customer Database.

e.	Customer Database means any database at any time established (whether in magnetic, paper or other form) by, or on behalf of, or at the direction of, Certegy or an Authorized

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User under this Transaction Document which contains information relating to Certegy or its Authorized Users (including account and transaction data).

f.	Certegy Data Center means the Certegy data center located in St. Petersburg, Florida, from which IBM provides the majority of the Services.

g.	Disaster Recovery Plan has the meaning set forth in Schedule G to this Transaction Document.

h.	Effective Date has the meaning set forth in Section 1.0 herein.

i.	Excusable Downtime has the meaning set forth in Schedule S to this Transaction Document.

j.	Facilities—means any location: (1) owned, leased, rented, or used by Certegy that IBM may use in providing the Services; and (2) that is listed in Schedule T (Facilities).

k.	IBM Data Center means the IBM data center from which IBM provides console operations activities in support of the Services.

l.	IBM Help Desk means an IBM Customer Service Center from which IBM provides Help Desk Services.

m.	IBM Logo Products means products made generally available by IBM or an Affiliate of IBM and bearing a logo of IBM and/or an IBM Affiliate.

n.	Master Agreement has the meaning set forth in Section 1.0 herein.

o.	Procedures Manual has the meaning set forth in Section 4.6 herein.

p.	Scheduled Downtime has the meaning set forth in Schedule S to this Transaction Document.

q.	Sensitivity Factor has the meaning set forth in Schedule J 3.0 to this Transaction Document.

r.	Services has the meaning set forth in Section 3.1 herein.

s.	Systems management Control (SMC) has the meaning set forth in Section 4.5 herein.

t.	Transaction Document has the meaning set forth in Section 1.0 herein.

u.	Transition Plan means the plan for transition set forth in Schedule H to this Transaction Document.

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3.0	Services, Charges and Credits

3.1	Services

IBM will provide to Certegy the Services for the Mainframe Tower:

•	Mainframe Tower includes:

Help Desk Services

Desktop Services

SNA Network Services

The scope and composition of the Services and the responsibilities of the Parties with respect to the Services are detailed in each Schedule E to this Transaction Document with respect to the Mainframe Tower, and Schedules A through V attached hereto.

Any existing and future Projects under this Transaction Document for which IBM will be responsible will be described in Schedule N. Schedule N shall include, but not be limited to, project management, design, testing, documentation, implementation and training responsibilities for each Project and the charges with respect thereto.

3.2	Charges and Credits

In addition to other provisions in the Master Agreement and this Transaction Document addressing charges and credits, the Supplement and Schedule J hereto entitled “Charging Methodologies,” set forth the pricing, charging methodologies and measures of utilization for the Services including, without limitation, the Baselines of Resource Units to be provided to Certegy by IBM hereunder, the Monthly Charges, Termination Charges and charges and credits for additional and reduced resources. Further, Schedule J and Schedule S hereto entitled “Service Levels and Service Credits” set forth certain credits to Certegy and/or charges to IBM.

4.0	Transaction Unique Terms

The terms and conditions in this Section 4 are in addition to the terms and conditions set forth in the Master Agreement, are specific to the Services arrangement described in this Transaction Document and are not intended to conflict with or deviate from any of the terms and conditions in the Master Agreement.

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4.1	Term/Commencement Date

The term of this Transaction Document shall begin on the Effective Date and expire on August 31, 2013, unless earlier terminated in accordance with the terms of the Master Agreement or this Transaction Document. Except as provided in Section 4.3, the Commencement Date of Services is August 31, 2003.

4.2	Technology Refresh

IBM will refresh (including, without limitation, upgrade, replace, augment, enhance, etc.) the IBM Machines used by IBM to provide the Services to the extent provided to Certegy by IBM for this Transaction Document in accordance with Section 6.2.(a) of the Master Agreement, at a level and with a frequency that will enable IBM at all times to perform and provide the Services in accordance with this Transaction Document. Pursuant to Section 6.2(a) of the Master Agreement, IBM has provided the technology refresh plan to Certegy showing the timing of the hardware and software upgrades and/or hardware refresh points during the term of this Transaction Document that are included in the Monthly Charges and reflected in the Baseline prior to the Effective Date. IBM will advise Certegy of any proposed changes in its technology refresh procedures and plans during each Annual Planning Meeting referred to in Schedule J of this Transaction Document.

4.3	Transition

Schedule H to this Transaction Documents describes the Transition Plan, which shall begin upon the Effective Date of this Transaction Document. The Transition Plan, among other things, includes the joint development of the Desktop Refresh Plan by IBM and Certegy, including the rollout schedule of Desktop Refreshes (“Desktop Refreshes”).

4.4	Return of Customer Data

If requested by Certegy at any time during the term of this Transaction Document, IBM shall promptly provide to Certegy, its Authorized Users or its or their nominees, in a form readily useable, current and updated copies of the Customer Data and Customer Databases. Certegy shall reimburse IBM for its reasonable cost, if any, of providing such Customer Data and Customer Databases.

4.5	Systems Management Controls

During each Annual Planning Meeting referred to in Schedule J, IBM and Certegy will jointly review the Systems Management Control (SMC) procedures used by IBM, and IBM will make any reasonable changes that Certegy may request be made to the standard set of disciplines for managing the information systems used to provide the Services. This methodology will be applied to all the Services provided under this Transaction Document, shall be implemented as appropriate to the individual elements of the Services being provided, and shall be included in the Procedures Manual.

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4.6	Procedures Manual

The “Procedures Manual” shall be jointly developed by IBM and Certegy during the Transition Period and approved by Certegy. The Procedures Manual will govern the performance of each element of the Services and will establish appropriate operating procedures, including, without limitation, escalation and problem resolution procedures, for the Services. During the term of this Transaction Document, the Parties may incorporate New Services into the Services provided pursuant to this Transaction Document and will amend the Procedures Manual in writing accordingly. IBM shall perform all Services in accordance with the Procedures Manual and the Master Agreement.

4.7	Facilities

a.	Certegy will provide IBM at no charge with:

1.	the use of space and support (including, without limitation, the use of copiers and fax machines) at Certegy’s St. Petersburg, Florida; Alpharetta, Georgia; Tuscaloosa, Alabama; Madison, Wisconsin; and Salt Lake City, Utah locations (the “Facilities”) reasonably necessary for the performance of the Services, which shall include all heat, light, power, air conditioning, uninterruptible power supply and other similar utilities, reasonable office space as shown in Schedule T of this Transaction Document, furniture, secure storage space and equipment staging facilities, local telephone service (long distance charges will be IBM’s responsibility), office support services (including security and janitorial), and coordination of Facility access security requirements to be used by IBM in support of the Services. Certegy will provide IBM with reasonable access to the Facilities in order for IBM to perform its obligations hereunder in substantially the same manner as provided to Certegy employees performing similar job functions; and

2.	the same or similar access to Certegy’s workplace services, such as parking and cafeteria facilities, if any, as Certegy provides to its employees and Subcontractors.

b.	If Certegy relocates a Facility, or the portion of a Facility used by IBM to provide the Services, Certegy will:

1.	provide IBM with space and support in the new location that is comparable to the space and support provided in the previous location;

2.	reimburse IBM for any one time or ongoing expenses incurred as a result of the relocation; and

3.	if the relocation impacts IBM’s ability to meet the Service Levels, relieve IBM from the affected Service Levels until the relocation is complete and the Service Levels are appropriately adjusted.

c.	IBM’s use of the Facilities does not constitute or create a leasehold interest.

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To the extent that IBM’s equipment or software is located at a Facility and such equipment and/or software is part of the System used to provide the Services, Certegy appoints IBM as Certegy’s attorney-in-fact, with the full authority to act in its name and stead, for the limited purpose of executing, delivering and filing, in Certegy’s name and on its behalf, financing statements and related filings in connection with such equipment and software. This limited power of attorney will be effective as of the Effective Date and will expire upon the expiration or earlier termination of this Transaction Document.

4.8	Economic Change Adjustment (ECA)

An annual Economic Change Adjustment (the “ECA”) to certain specified charges set forth in the Supplement for this Transaction Document shall be determined and calculated in accordance with Section 3.0 of Schedule J to this Transaction Document. Such adjustment may increase or decrease the Annual Services Charges, ARCs, and RRCs (“Charges”) in the Supplement. The Charges, to which the annual ECA will be applied, are specified in the Supplement and Schedule J to this Transaction Document.

4.9	Limitations on Rights to Perform Services for Others

Subject to Sections 8.4(c) and 11.2(d) of the Master Agreement, IBM will not:

a.	use information regarding the Certegy Business or skills which were obtained through association with Certegy and which provide Certegy with a competitive advantage in the Certegy Business to assist competitors of Certegy, including those identified in Section 4.9(b); nor

b.	REDACTED ***

c.	Use these Facilities or the System to provide services to any third party without prior written approval of Certegy.

4.10	Notices

Notices pursuant to Section 17.10 of the Master Agreement, notifications will be addressed as follows:

For termination, breach or defaults, notify;

*** CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

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CERTEGY/IBM CONFIDENTIAL

In the case of IBM:	In the case of Certegy:

IBM Global Project Executive IBM Corporation 1505 Windward Concourse Alpharetta, Georgia 30005 Facsimile: 770-663-9448	Chief Technology Officer Certegy Inc. 11720 Amber Park Drive Suite 600 Alpharetta, Georgia 30004

with a copy to:	with a copy to:

IBM General Counsel
IBM Corporation Route 100 Somers, New York 10589 Facsimile: 914-766-8444	Law Department Certegy Inc. 11601 Roosevelt Boulevard TA-41 St. Petersburg, Florida 33716

For all other notices:

In the case of IBM:	In the case of Certegy:

IBM Global Project Executive IBM Corporation 1505 Windward Concourse Alpharetta, Georgia 30005 Facsimile: 770-663-9448	Chief Technology Officer Certegy Inc. 11720 Amber Park Drive Suite 600 Alpharetta, Georgia 30004

IBM Project Executive
11601 Roosevelt Boulevard St. Petersburg, Florida 33716	Chief Information Officer Certegy, Inc 11601 Roosevelt Boulevard St. Petersburg, Florida 33716

5.0	Deviations From Terms of The Master Agreement

The terms and conditions in this Section 5 are the terms and conditions that are deviations from or in conflict with the terms and conditions set forth in the Master Agreement.

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5.1 Termination for Convenience Section 12.1(c) of the Master Agreement entitled “Termination” is modified for the purpose of this Transaction Document to the extent inconsistent with the following:

Subject to payment by Certegy of the applicable Termination Charges and Wind Down Expenses as described in Schedule J or its Supplements, Certegy may terminate this Transaction Document for convenience at anytime after three (3) years from the Commencement Date by giving one hundred eighty (180) days or more prior written notice to IBM.

5.2	REDACTED ***

5.3	REDACTED ***

5.4	REDACTED ***

5.6	Resources and Facilities

For purposes of this Transaction Document, Section 5.3(d) of the Master Agreement is modified as follows:

a.	The first sentence is revised to read as follows:

IBM will have the right to change the location of the IBM activities associated with operating systems support, Help Desk and mainframe console operations provided as part of the Services under any Transaction Document with the prior written consent of Certegy (which consent shall not be unreasonably withheld) or upon the occurrence of a Force Majeure Event.

b.	The following sentence is added at the end of the section:

Except as provided in the first sentence of this Section 5.3(d), IBM may not change the location of any other aspects of the Services, and the delivery of Services without the prior written consent of Certegy, which may be withheld in its sole discretion.

5.7	Other Rights Upon Termination

For purposes of this Transaction Document and each other outstanding Transaction Document on the date hereof, Section 12.6(g) of the Master Agreement is modified to read as follows:

*** CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION.

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CERTEGY/IBM CONFIDENTIAL

Upon the date of expiration or termination of the Agreement or any Transaction Document for any reason, the Certegy Group or its designee shall have the right to make offers of employment to any or all IBM employees performing Services on a substantially full time basis for the Certegy Group hereunder or under such Transaction Document, as applicable (“Service Employees”). Promptly after either Party provides the other Party written notice of termination or expiration, with the prior consent of each Service Employee (each of whom IBM will notify of Certegy’s or its designee’s interest), IBM agrees, subject to the agreement of the Service Employees, to supply Certegy or its designee with the names and resumes requested by Certegy or its designee for the purposes of exercising its rights under this Section 12.6, at no charge. Certegy’s or its designee’s rights under this Section 12.6 will take precedence over any IBM/employee employment contract or covenant that may otherwise limit an employee’s right to accept employment with the Certegy Group or its designee.

5.8	COLA

The definition for “Cost of Living Adjustment (‘COLA’)” in Section 2 of the Master Agreement shall not apply to this Transaction Document. All other references to Cost of Living Adjustment or COLA contained in the Master Agreement are hereby replaced by references to the ECA.

5.9	Schedules and Supplements

Following is a listing of the Schedules and the Supplement applicable to this Transaction Document.

Table of Attachments

Schedule	Schedule Title	Schedules Configured for Each Tower	Standard Schedules	Applicability
A	Applications Software	X		Each Tower
B	Systems Software	X		Each Tower
C	Certegy Provided Hardware	X		Each Tower
D	IBM Machines	X		Each Tower
E	Services and Operational and Financial Responsibilities	X		Each Tower
F	Leases, Licenses and other Contracts	X		Each Tower
G	Disaster Recovery Services	X		Each Tower

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H	Transition Plan	X		Each Tower
I	Network Locations	X		Network Tower
J	Charging Methodologies and Measures of Utilization		X	Common
K	Applications Installation Standards (Operating Environment IT Standards)	X		Each Tower
L	Security Procedures and Responsibilities—Data and Physical	X		Each Tower
M	Help Desk Services	X		Each Tower
N	Projects	X		Each tower
O	Affected Employees		X	Common
P	Maintenance Terms		X	Common
Q	Outstanding Employee Claims		X	Common
R S	Service Transfer Assistance Performance Standards, Minimum Service Levels and Service Credits		X X	Common Common
T	Certegy Provided Office Furnishings and Facilities	X		Each Tower
U	Bill of Sale		X	Common
V	Key Employees		X	Common

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CERTEGY/IBM CONFIDENTIAL

THE PARTIES ACKNOWLEDGE THAT THEY HAVE READ THIS TRANSACTION DOCUMENT, UNDERSTAND IT, AND AGREE TO BE BOUND BY ITS TERMS AND CONDITIONS. FURTHER, THE PARTIES AGREE THAT THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN THE PARTIES RELATING TO THIS SUBJECT SHALL CONSIST OF 1) THIS TRANSACTION DOCUMENT AND 2) THE MASTER AGREEMENT, INCLUDING AMENDMENTS TO THOSE DOCUMENTS FROM TIME TO TIME EXECUTED BY THE PARTIES. THIS STATEMENT OF THE AGREEMENT BETWEEN THE PARTIES SUPERSEDES ALL PROPOSALS OR OTHER PRIOR AGREEMENTS, ORAL OR WRITTEN, AND ALL OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATING TO THE SUBJECT DESCRIBED HEREIN.

Accepted by:	Accepted by:

Certegy Inc.	International Business Machines Corporation

By:	By:

Authorized Signature	Authorized Signature

Name (Type or Print) Date	Name (Type or Print) Date

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CERTEGY/IBM CONFIDENTIAL